UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 31, 2012

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street
New Ulm, MN 56073

(Address of principal executive offices, including zip code)

507-354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the closing of the Hector Spin-Off, the Company entered in the Agreement dated as of December 31, 2012 regarding Amendments to Stock Pledge Agreement and Security Agreements, as described below.

Item 2.01 Completion of Acquisition or Disposition of Assets

Completion of Hector Communications Corporation Spin-off and New Ulm Telecom, Inc. Acquisition of Sleepy Eye Telephone Company

As previously disclosed¸ New Ulm Telecom, Inc. (the “Company” or “New Ulm”), Arvig Enterprises, Inc. and Blue Earth Valley Communications, Inc. are equal one-third owners in Hector Communications Corporation (“Hector”), a diversified telecommunications company. On November 15, 2012 Hector and its three owners/shareholders entered into a spin-off agreement under which Hector agreed to distribute its independent local exchange company subsidiaries to its three owners/shareholders (“Spin–Off”). Hector and its shareholders determined that by spinning-off these local exchange telephone companies to its constituent shareholders, these individual shareholders would be able to take advantage of their geographical proximity to these local exchange telephone companies to (i) continue to provide continued and uninterrupted service to customers of these local exchange telephone companies; (ii) more fully integrate these local exchange telephone companies into their current operations and existing operating businesses and (iii) allow more efficient branding and delivery of services to these customers.

The Spin-off was completed on December 31, 2012.

Under the Spin-Off, New Ulm received all of the stock of Sleepy Eye Telephone Company (“SETC”). SETC currently serves customers in southern Minnesota. New Ulm anticipates that Hector will wind down its existing operations and distribute its other operating and non-operating assets to its three owners.

In connection with the Company’s acquisition of SETC and the Spin-off, the Company entered into the following agreements with CoBank, ACB (“CoBank”) on December 19, 2012 and December 31, 2012:

1.	Third Supplement dated December 19, 2012 to Master Loan Agreement dated January 4, 2008 as amended;

2.	$4.5 million Term Promissory Note;

3.	Agreement dated as of December 19, 2012 to the Loan Documents between New Ulm Telecom, Inc. and its subsidiaries and CoBank; and

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4.	Agreement dated as of December 31, 2012 regarding Amendments to Stock Pledge Agreement and Security Agreements between New Ulm Telecom, Inc. and its subsidiaries and CoBank.

In connection with the completion of the Spin-Off and the Company’s acquisition of SETC, the Company and CoBank completed the funding of the $4.5 million loan on December 31, 2012. In connection with the funding, the Company’s newly acquired subsidiary SETC entered into a guarantee, mortgage and security agreements with CoBank similar to those entered in by the Company’s other subsidiaries and the Company pledged the stock of SETC to secure its indebtedness to CoBank.

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Item 9.01 – Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

The Company will file the financial statements of Sleepy Eye Telephone Company as an amendment to this Form 8-K within 71 calendar days after the due date of this report on Form 8-K, or alternatively, will include the financial statements in its Form 10-K for the year ended December 31, 2012, if filed by that due date.

(b)  Pro Forma Financial Information

The Company will file any required pro forma financial information in an amendment to this Form 8-K within 71 calendar days after the due date of this report on Form 8-K, or alternatively, will include the pro forma financial information in its Form 10-K for the year ended December 31, 2012 if filed by that due date.

(d)  Exhibits

The following exhibits are filled with this Form 8-K:

Exhibit No.	Description

10.1	Third Supplement dated December 19, 2012 To The Master Loan Agreement dated January 4, 2008 between New Ulm Telecom, Inc. and CoBank, ACB.
10.2	New Ulm Telecom, Inc. Term Promissory Note dated December 19, 2012.
10.3	Agreement dated as of December 19, 2012 regarding Amendments to the Loan Documents between New Ulm Telecom, Inc. and its subsidiaries and CoBank, ACB.
10.4	Agreement dated as of December 31, 2012 regarding Amendments to the Stock Pledge Agreement and Security Agreements between New Ulm Telecom, Inc. and its subsidiaries and CoBank, ACB.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	New Ulm Telecom, Inc.

	By:	/s/Curtis O. Kawlewski
Curtis O. Kawlewski Its: Chief Financial Officer

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